UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 24, 2013

ENERGY FOCUS, INC.

__________________________

(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In a Current Report on Form 8-K filed on November 27, 2013, the Company reported that Roger F. Buelow, the Company’s Chief Technology Officer, General Manager, and Vice President, was no longer with the Company. Effective on December 24, 2013, the Company and Mr. Buelow entered into a Separation Agreement and General Release (the “Separation Agreement”). Per the terms of the Separation Agreement, the Company will pay severance in the form of salary continuation totaling $145,833, which amounts to ten months of Mr. Buelow’s base rate of pay. Payments will be paid through the Company’s bi-weekly payroll and will commence on January 3, 2014 and continue through September 26, 2014. In addition, the Company will pay Mr. Buelow’s COBRA premiums for the ten month period beginning December 1, 2013 and ending September 30, 2014, unless Mr. Buelow becomes re-employed and eligible for comparable healthcare coverage. The estimated total for these premiums is $11,882 for the ten month period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2013

ENERGY FOCUS, INC.

	By	/s/ James Tu
	Name:	James Tu
	Title:	Executive Chairman and Chief Executive Officer